Exhibit 99.1

Pericom Shareholders Approve Merger with Diodes

Transaction Expected to Close as Early as Next Week Following Final Certification

of Results by Independent Inspector of Elections

Combination Will Broaden Pericom’s Diverse Range of Product Offerings

and Expand International Customer Base

Milpitas, CA – November 20, 2015 – Pericom Semiconductor Corporation (“Pericom” or the “Company”) (NASDAQ: PSEM) announced today that, based on a preliminary count of the votes cast at the Company’s Special Meeting of Shareholders held this morning, Pericom shareholders have approved the previously announced Agreement and Plan of Merger between Diodes Incorporated (“Diodes”) (NASDAQ: DIOD) and Pericom (the “Agreement”).

Based on the preliminary count by MacKenzie Partners, Inc., Pericom’s proxy solicitor, approximately 15.4 million shares were voted in favor of the Agreement, or 70.3% of the total shares outstanding and 93.2% of the total shares voted. As of September 22, 2015, the record date for the Special Meeting, there were approximately 21.9 million shares of Pericom common stock outstanding.

“We are extremely pleased with the outcome of today’s vote,” said Alex Hui, Chairman and CEO of Pericom. “The Pericom Board of Directors and management team recognize and appreciate the support and patience of our shareholders throughout this process, and we are eager to reward them with the value they deserve. We look forward to joining the Diodes family. The combined company’s expanded size and scale will enable us to offer a broader range of products to a larger customer base, driving higher levels of growth than Pericom would have been able to achieve as a standalone company.”

Pursuant to the terms of the Agreement and pending final certification of the voting results, Diodes will acquire Pericom for the agreed-upon purchase price of $17.75 per share. As the transaction is not subject to regulatory approval, it is expected to close shortly after the certification by the independent inspector of elections of the final results of today’s voting at the Special Meeting. Pericom expects final results to be announced early next week.

Cowen and Company is serving as independent financial advisor to Pericom, and Latham & Watkins LLP is serving as the Company’s outside legal counsel.

Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed transaction; satisfaction of closing conditions to the consummation of the proposed transaction; the impact of the announcement of the proposed transaction on Pericom’s relationships with its employees, existing customers or potential future customers; and such other risks and uncertainties pertaining to Pericom’s business as detailed in its filings with the SEC on Forms 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Pericom assumes no obligation to update any forward-looking statement contained in this document.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry’s most complete solutions for the computing, communications, consumer and embedded market segments. Pericom’s analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today’s ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally.

Company Contact:

Pericom Semiconductor

Kevin Bauer, CFO

P: 408-232-9100

E: kbauer@pericom.com

Investor Contacts:

MacKenzie Partners, Inc.

Daniel Burch / Larry Dennedy

P: 212-929-5500

E: dburch@mackenziepartners.com or ldennedy@mackenziepartners.com

Media Contact:

Sard Verbinnen & Co

Steven Goldberg / John Christiansen

310-201-2040 / 415-618-8750

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